EXHIBIT 3 - Consent of Independent Accountants

   [PriceWaterhouseCoopers letterhead]





              CONSENT OF INDEPENDENT ACCOUNTANTS


To Weyerhaeuser Company

We consent to the use of our Auditors' Report dated February 10, 1999 (except for note 20 which is at September 17, 1999) included in this Form 40F-A filed in the United States.




/s/ PriceWaterhouse Coopers
Chartered Accountants                   Vancouver, British Columbia
                                                 September 17, 1999

EXHIBIT 99.3 - The Consolidated Financial Statements of MacMillan Bloedel
               for the six month period ended June 30, 1999 as filed on Form 6-K on August 11, 1999

                            FORM 6-K

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                    Report of Foreign Issuer
              Pursuant to Rule 13a-16 or 15d-16 of
             the Securities and Exchange Act of 1934

                    MacMillan Bloedel Limited
                   (exact name of registrant)

   2nd Floor, 925 West Georgia Street, Vancouver, B.C. V6C 3L2
            (address of principal executive offices)

         Registrant's telephone number:  (604) 661-8302


Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F

                 Form 20-F________      Form 40-F___X___

Indicated by check mark whether the registrant by furnishing the information contained in this form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act or 1934.

                    Yes______           No___X___

Attached is the Report for the Six Months ended on June 30, 1999 as filed with the Security Commissions in Canada on August 11, 1999.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MacMillan Bloedel Limited (Registrant)

                By  "G.E. Mynett"
                    --------------------
                    G.E. Mynett
                    Corporate Secretary

Date: August 11, 1999

                       MacMillan Bloedel Limited
                                  Q2
                   Quarterly Report to Shareholders
                           Six Months Ended
                             June 30, 1999

------------------------------------------
To Our Shareholders & Employees


MacMillan Bloedel Reports
Second Quarter Net Earnings of $73 Million

                                                  ------------  ------------
                                                      Six          Three
                                                  Months Ended  Months Ended
                                                    June 30       June 30
unaudited ($ millions except per share amounts)   1999   1998   1999   1998
----------------------------------------------------------------------------
Sales                                            2,220  2,072  1,186  1,082
Earnings (loss) from continuing operations         106     --     73     (9)
Loss from discontinued operations                   --    (39)    --    (46)
Net earnings (loss)                                106    (39)    73    (55)
Earnings (loss) per common share
  Earnings (loss) from continuing operations
   Basic                                           .86   (.02)   .60   (.08)
   Fully diluted                                   .82   (.02)   .57   (.08)
  Net earnings (loss)
   Basic                                           .86   (.33)   .60   (.45)
   Fully diluted                                   .82   (.33)   .57   (.45)
Dividends paid per common share                    .10    .10    .05    .05
Book value per common share at end of period     12.38  11.03  12.38  11.03
Price range of common shares
  High                                           27.20  21.65  27.20  21.65
  Low                                            14.00  13.55  16.10  15.55
-----------------------------------------------------------------------------

MacMillan Bloedel reported net earnings of $73 million ($.57 per share fully diluted) for the second quarter 1999, compared with a net loss of $55 million ($.45 per share) for the same period last year. Second quarter 1998 results comprised net losses of $9 million ($.08 per share) from continuing operations and $46 million ($.37 per share) from discontinued operations, which were subsequently disposed of during 1998.

Operating earnings were $131 million for the quarter, up $87 million from the second quarter last year. All of the company's business segments, with the exception of Engineered Lumber, reported significant increases in operating earnings. Very strong demand for building materials in the US market drove prices for oriented strandboard (OSB) to record levels in the quarter. Relative to the second quarter last year, average containerboard prices were flat. A weaker Canadian dollar versus the US dollar and Japanese yen had a favourable impact.

Cash provided by operating activities, before changes in non-cash working capital, was $163 million, compared with $60 million for the second quarter 1998. The ratio of net debt to net debt plus equity was 21% at the end of the quarter.

For the six months ended June 30, 1999, the company reported net earnings of $106 million ($.82 per share) compared with a net loss of $39 million ($.33 per share) for the same period in 1998.

Safety performance
Safety is our number one priority. We continue to improve our safety performance, with a company-wide medical incident rate for the first six months of 1999 of 5.4, down from 7.0 for all of 1998. However we still have some work to do to reach our target of 4.9 for this year.

2    MacMillan Bloedel Limited 1999 Second Quarter Report

------------------------------------------
To Our Shareholders & Employees

Operating performance
Operating earnings from Solid Wood were $30 million for the second quarter 1999 compared with $1 million for the same period a year ago. We have made significant progress in reducing costs and improving productivity in our BC logging and sawmill operations. Virtually all of our earnings improvement has come from cost reductions and increased sales volumes. We are not getting any help from the marketplace in terms of pricing for our BC lumber products, which has remained relatively flat overall. We are continuing to manage our private lands to extract maximum value.

Harvest volumes in BC were down 11% compared with the second quarter last year, mainly reflecting reduced logging activity on Crown lands. Direct logging costs during the quarter were on target at $58 per cubic metre. Despite unusually high snow levels, it was possible to maintain an adequate supply of logs to the company's sawmills during the quarter to avoid significant curtailments.

The BC sawmills ran at a combined operating rate of 82% during the quarter compared with 87% for the same period a year ago. Island Phoenix, which started up in late April 1999, has been running on one shift since then, with the exception of a two week shut during June due to a shortage of logs. Aggregate sawmill cash conversion costs for the quarter were 6% over target but down 4% from the average last year.

US demand for building materials continues to be extremely strong. Housing starts for the first five months of 1999 were up 8% compared with the same period last year. Japanese demand for lumber remains steady and inventory levels continue to be relatively low. Housing starts in Japan were down 2% compared to the first five months of 1998.

Solid Wood's BC produced lumber shipments were 17% higher than the second quarter last year, withaverage prices up about 3% (in Cdn$). Whitewood lumber shipments were up 11% versus the same quarter a year ago and average prices were 14% (in Cdn$) higher. Western red cedar shipments were up about 50% compared with the second quarter last year, when log shortages caused downtime in the cedar sawmills. Average cedar prices were down 10% (in Cdn$) due to a higher portion of merch grades in the product mix and lower pricing for decking products.

Second quarter operating earnings from MB's 49% investment in Trus Joist MacMillan (TJM) were $19 million, up $1 million from the same quarter last year. TJM's sales for the quarter were up 19% (in US$) from the second quarter 1998, however margins were impacted by higher prices for raw materials.

Panelboards earnings were $40 million compared with $11 million for the second quarter 1998, driven primarily by OSB prices, which were up almost 50% (in US$) on average versus the second quarter a year ago. OSB sales revenue more than doubled over the second quarter last year due to higher prices and additional volumes from increased ownership in Eagle Forest Products and Saskfor MacMillan. On a combined basis, the OSB mills ran near full capacity during the second quarter of both 1999 and 1998.

Distribution contributed $24 million to operating earnings, an increase of $14 million over the second quarter 1998, resulting in part from strong markets, but more significantly from cost savings and a more focused business strategy which distinguishes between commodity trading and warehouse operations. Combined sales were up 16% from the same period last year, with gross margins up 1/2% in commodity trading and 2% in warehouse operations.

Earnings from Packaging were $33 million versus $18 million for the second quarter last year. Average industry linerboard prices for the quarter were unchanged (in US$) compared with the same period a year ago, with price increases of US$50 per ton for linerboard and US$60 per ton for corrugating medium, announced in March 1999, fully implemented during the quarter. Much of the increase.

MacMillan Bloedel Limited 1999 Second Quarter Report   3

------------------------------------------
To Our Shareholders & Employees

in earnings resulted from lower fibre costs at Pine Hill. On a combined basis, the containerboard mills operated at full capacity during the second quarter of 1999 compared with 95% for the same period last year. Packaging's second quarter 1998 results included earnings of $5 million from MB's 50% interest in MacMillan Bathurst, which was sold in August 1998.

Recent developments
In June 1999, Weyerhaeuser Company announced that it would acquire MacMillan Bloedel Limited in a stock transaction valued at approximately US$2.45 billion (Cdn$3.59 billion) based on the closing price of Weyerhaeuser common stock and the value of the Canadian dollar on June 18, 1999. The Boards of both companies have unanimously approved an agreement that provides MB shareholders with 0.28 shares of common stock in Weyerhaeuser, or for MB's Canadian shareholders, equivalent exchangeable shares in a new Weyerhaeuser Canadian subsidiary, for each MB share owned. This transaction is subject to normal regulatory approvals in the US and Canada and court approval in Canada. It also requires a favourable vote by MB common shareholders. The shareholder vote and closing of the transaction are expected to take place in the fourth quarter 1999.

In June 1999, MB purchased its partner's 50% interest in Saskfor MacMillan at a net cash cost of $63 million. The company also announced it was starting construction of a $180 million OSB mill in Saskatchewan and had concluded a twenty year Forest Management Agreement with the government of Saskatchewan to secure a fibre supply. In addition, in early July, MB acquired the remaining 10% interest of Eagle Forest Products at a cost of $8 million.

In March 1999, agreement was reached with the BC government to compensate MB for the negotiated value of harvesting rights lost during the creation of parks on Vancouver Island in the mid-1990's. During June, the government held a series of public hearings to gather input on whether the compensation of approximately $84 million owed MB will be paid in cash or in land. No decision has yet been made by the government on this matter.

Also in March 1999, US Customs announced that it proposed to reclassify several products imported from Canada, which were previously exempted from quota restrictions under the Canada/US Softwood Lumber Agreement. In June, US Customs officially reclassified two such products, rougher headed lumber and notched studs, effective August 9, 1999. During 1998, 30 million board feet or 17% of MB's total BC produced lumber shipments to the US were rougher headed lumber.

Outlook
We expect the current strength in the US building materials market to continue into the third quarter this year. While we have not yet seen significant signs of recovery in Japan, we anticipate that market will remain steady. We do not plan to take any downtime in our BC sawmills in the third quarter, other than regularly scheduled maintenance. The outlook is also positive for the containerboard business. Most containerboard producers have announced price increases of US$40 per ton for linerboard and US$50 per ton for medium effective July 1.

Dividends
On June 10, 1999 the Board of Directors declared a cash dividend of 5 cents per common share payable on September 10, 1999 to shareholders of record on August 12, 1999. The Board also declared the cash dividends on the preferred shares in accordance with MB's articles.

4    MacMillan Bloedel Limited 1999 Second Quarter Report

------------------------------------------
To Our Shareholders & Employees

Significant claims and litigation
There are no new material developments regarding roofing product claims against American Cemwood Corporation, a wholly owned subsidiary of MB's subsidiary MacMillan Bloedel (USA) Inc. The ultimate outcome of such claims and their impact on MB, if any, is not determinable at this time.

Year 2000
MB's Y2K program targeted the end of June 1999 for completion of remediation of critical systems and hardware. With minor exceptions, this target has been substantially met. Specific projects are scheduled for the third quarter 1999 to deal with these exceptions.

Y2K readiness for in-house supported business information systems for Solid Wood, Panelboards, Distribution, Packaging and corporate groups is complete. A quality assurance program is under way to revalidate the Y2K readiness of most of these systems and as yet, no material items have been identified. A desktop server upgrade project is 98% complete, with remaining work scheduled for completion in July 1999.

Critical supplier and customer programs are expected to remain in progress in all business groups within MB throughout the balance of 1999. Contingency plans have been developed to address the risks to MB in the event of a failure of the supply of services or products to MB which are critical to the conduct of its business.

Corporate-wide contingency plan development is on target for completion by the end of August 1999. These plans include risk assessment and risk mitigation plans for critical processes subject to Y2K related risks.

Since inception, through the end of June 1999, MB has spent approximately $11 million on its Y2K program and it is currently anticipated that the final cost of the program, including contingency measures, will not exceed $15 million. These amounts are direct costs and do not include all the internal costs of employee time and resources, some of which are difficult to define with an acceptable degree of reliability. All costs are being expensed as incurred.

Notwithstanding the steps being taken by MB to achieve Y2K readiness, there is no assurance that uncertainties surrounding the Y2K problem will not materially or adversely impact MB's business operations and its customers and business relationships.

Corporate profile
MacMillan Bloedel (TSE MB; Nasdaq MMBL) is one of Canada's largest forest products companies with integrated operations in Canada, the US and Mexico. The products of MB and its affiliate companies are marketed throughout the world and include lumber, panelboards, engineered lumber, containerboard and corrugated containers. Further information on MB is available on the company's website (www.mbltd.com).


/s/ W. T. Stephens
W.T. Stephens
President & Chief Executive Officer


/s/ R/ F/ Haskayne
R.F. Haskayne
Chairman of the Board
July 21, 1999
_______________________________________________________________________

Forward-looking statements include, without limitation, statements regarding expectations of operating results. Investors are cautioned that forward-looking statements are subject to an inherent risk that actual results may vary materially from those described, projected or implied herein. Factors that may result in such variance include changes in interest rates, commodity prices and other economic conditions; actions by competitors changing weather conditions and other natural phenomena; actions by government authorities; technological developments such as Y2K; future decisions by management in response to changing conditions; and misjudgments in the course of preparing forward-looking statements.

MacMillan Bloedel Limited 1999 Second Quarter Report   5

--------------------------------------------------
Consolidated Financial Statements

Consolidated Balance Sheet

                                                ---------------
                                                   June 30
unaudited ($ millions)                          1999      1998
---------------------------------------------------------------
ASSETS
Current assets
  Cash and short term investments          $     464  $    937
  Accounts receivable                            407       464
  Inventories                                    603       672
  Other                                           28        25
---------------------------------------------------------------
                                               1,502     2,098
Property, plant and equipment                  1,800     1,806
Investments and other assets                      94        82
---------------------------------------------------------------
                                               3,396     3,986
Assets of discontinued operations                 --       171
---------------------------------------------------------------
                                           $   3,396  $  4,157
===============================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Bank indebtedness and notes payable      $      20  $     52
  Accounts payable and accrued liabilities       647       621
  Current portion of long term debt               27       396
---------------------------------------------------------------
                                                 694     1,069
Long term debt                                   865     1,083
Other long term obligations                      114       121
Deferred income taxes                             60        68
---------------------------------------------------------------
                                               1,733     2,341
Liabilities and deferred income taxes of
 discontinued operations                          --       277
---------------------------------------------------------------
                                               1,733     2,618
---------------------------------------------------------------
Shareholders' equity
  Equity component of convertible
   subordinated debentures                       112       109
---------------------------------------------------------------
  Preferred shares                                62        65
---------------------------------------------------------------
  Common shareholders' equity
    Common shares - 120,298,770 shares
     (1998 - 124,447,342 shares)                 969     1,002
    Retained earnings                            573       446
    Foreign exchange translation adjustment      (53)     (83)
---------------------------------------------------------------
                                               1,489     1,365
---------------------------------------------------------------
                                               1,663     1,539
---------------------------------------------------------------
                                           $   3,396  $  4,157
===============================================================

6    MacMillan Bloedel Limited 1999 Second Quarter Report

--------------------------------------------------
Consolidated Financial Statements

Consolidated Statement of Earnings

                                              ---------------  -----------------
                                                  Six Months      Three Months
                                                    Ended             Ended
unaudited ($ millions except                       June 30           June 30
 per share amounts)                              1999    1998     1999     1998
--------------------------------------------------------------------------------
Sales                                         $ 2,200 $ 2,072  $ 1,186 $ 1,082
--------------------------------------------------------------------------------
Costs and expenses
  Materials, labour and other operating
   expenses                                     1,753   1,735      924     906
  Depreciation, depletion and amortization         97      90       50      47
  Selling, general and administrative (Note 1)    160     168       81      85
--------------------------------------------------------------------------------
                                                2,010   1,993    1,055   1,038
--------------------------------------------------------------------------------
Operating earnings                                190      79      131      44
Other income                                       21       8        8       4
Debt retirement costs                              --     (35)      --     (35)
Interest expense                                  (39)    (53)     (19)    (30)
--------------------------------------------------------------------------------
Earnings (loss) from continuing operations
 before income taxes                              172      (1)     120     (17)
Income tax (expense) recovery                     (66)      1      (47)      8
--------------------------------------------------------------------------------
Earnings (loss) from continuing operations        106      --       73      (9)
Loss from discontinued operations                  --     (39)      --     (46)
--------------------------------------------------------------------------------
Net earnings (loss)                           $   106 $   (39) $    73 $   (55)
================================================================================

Earnings (loss) per common share
  Earnings (loss) from continuing operations
   Basic                                      $   .86 $  (.02) $   .60 $  (.08)
   Fully diluted                              $   .82 $  (.02) $   .57 $  (.08)
Net earnings (loss)
   Basic                                      $   .86 $  (.33) $   .60 $  (.45)
   Fully diluted                              $   .82 $  (.33) $   .57 $  (.45)


Consolidated Statement of Retained Earnings

                                         ----------------  ----------------
                                            Six Months       Three Months
                                               Ended             Ended
                                              June 30           June 30
unaudited ($ millions)                     1999     1998     1999     1998
---------------------------------------------------------------------------
Retained earnings, beginning of period   $  507   $  508   $  515   $  517
Net earnings (loss)                         106      (39)      73      (55)
---------------------------------------------------------------------------
                                            613      469      588      462
---------------------------------------------------------------------------
Purchase of common shares in excess of
 average stated value                        17       --       --       --
Stock option plan - share appreciation
 right payments, net of income taxes          1       --        1       --
Interest on equity component of
 convertible subordinated debentures          1        1       --        1
Dividends
  Preferred shares                            3        3        2        2
  Common shares                              18       19       12       13
---------------------------------------------------------------------------
                                             40       23       15       16
---------------------------------------------------------------------------
Retained earnings, end of period         $  573   $  446   $  573   $  446
===========================================================================

MacMillan Bloedel Limited 1999 Second Quarter Report   7

--------------------------------------------------
Consolidated Financial Statements

Consolidated Statement of Cash Flow

                                                  ------------- --------------
                                                   Six Months    Three Months
                                                      Ended         Ended
                                                     June 30       June 30
unaudited ($ millions)                             1999   1998   1999   1998
------------------------------------------------------------------------------
Operating activities
  Earnings from continuing operations             $ 106  $  --  $  73  $  (9)
  Depreciation, depletion and amortization           97     90     50     47
  Debt retirement costs                              --     35     --     35
  Deferred income taxes                              53     (9)    40    (13)
------------------------------------------------------------------------------
                                                    256    116    163     60
  Changes in non-cash working capital
     Accounts receivable                           (144)   (71)   (15)    49
     Inventories                                      2     80     (3)     8
     Accounts payable and accrued liabilities        82     19     23     36
     Other                                           (8)    (7)    (7)     3
------------------------------------------------------------------------------
  Cash provided by operating activities             188    137    161    156
------------------------------------------------------------------------------
Investing activities
  Capital expenditures                              (75)   (49)   (37)   (31)
  Acquisition of businesses, net of cash acquired   (81)    --    (63)    --
  Investments and other assets                       (7)    (1)    (5)    --
  Disposal of assets and other                      (17)    30     (8)    28
------------------------------------------------------------------------------
     Cash used for investing activities            (180)   (20)  (113)    (3)
------------------------------------------------------------------------------
Financing activities
  Net debt repaid                                   (67)  (111)   (26)   (73)
  Debt retirement costs                              --    (35)    --    (35)
  Purchase and redemption of shares                 (37)    --     (2)    --
  Dividends paid                                    (15)   (15)    (8)    (8)
------------------------------------------------------------------------------
     Cash used for financing activities            (119)  (161)   (36)  (116)
------------------------------------------------------------------------------
Cash provided by (used for) continuing operations  (111)   (44)    12     37
Cash provided by discontinued operations             --    812     --    783
------------------------------------------------------------------------------
Net increase (decrease) in cash and
 short term investments                            (111)   768     12    820
------------------------------------------------------------------------------
Cash and short term investments,
 beginning of period                                586    165    459    112
  Effect of exchange rate changes                   (11)     4     (7)     5
------------------------------------------------------------------------------
                                                    575    169    452    117
------------------------------------------------------------------------------
Cash and short term investments, end of period    $ 464  $ 937  $ 464  $ 937
==============================================================================

8    MacMillan Bloedel Limited 1999 Second Quarter Report

--------------------------------------------------
Consolidated Financial Statements

Segmented Information (Note 2)

                                       ----------------  -------------------
                                       Six Months Ended  Three Months Ended
                                            June 30            June 30
unaudited ($ millions)                   1999     1998      1999     1998
----------------------------------------------------------------------------
Sales
  Solid Wood                          $   585  $   516   $   306  $   253
  Engineered Lumber                       327      267       166      137
  Panelboards                             168       95        93       47
  Distribution                            978      898       551      476
  Packaging                               493      582       254      300
  Other Operations                         23       21        11       10
  Inter-segment                          (374)    (307)     (195)    (141)
----------------------------------------------------------------------------
                                      $ 2,200  $ 2,072   $ 1,186  $ 1,082
============================================================================
Operating earnings
  Solid Wood                          $    62  $    13   $    30  $     1
  Engineered Lumber                        36       32        19       18
  Panelboards                              59       16        40       11
  Distribution                             29        7        24       10
  Packaging                                37       43        33       18
  Other Operations                          3       (2)        1       (2)
  Corporate                               (33)     (33)      (18)     (12)
  Inter-segment                            (3)       3         2       --
----------------------------------------------------------------------------
                                      $   190  $    79   $   131  $    44
============================================================================

Selected MB Produced Product Shipments

                                                   ------------  -------------
                                                    Six Months   Three Months
                                                       Ended         Ended
                                                      June 30       June 30
unaudited ($ millions)                              1999   1998   1999   1998
------------------------------------------------------------------------------
Solid Wood
  Lumber - BC produced(1)                MMfbm       390    300    189    161
  Logs and chips - BC produced(2)         k m3     1,965  1,412  1,227    973
Packaging
  Containerboard(3)                   k tonnes       502    476    247    230
  Corrugated containers(4)            k tonnes       229    209    115    106
Panelboards
  OSB - Canada produced(5)       MMsq.ft. 3/8"       457    360    233    173
------------------------------------------------------------------------------

1  Includes sales to Distribution.

2  1998 includes sales to former MB Paper mills.

3 Includes sales to Packaging and MacMillan Bathurst corrugated container plants the latter of which was sold effective August 1998.

4 Includes SpaceKraft(r), sheet and sheet feeder plants. Amounts have been restated to conform with the current presentation.
   Excludes sales by MacMillan Bathurst.

5 Includes sales to Distribution and MB's proportionate share of joint ventures. 1999 sales include all of Eagle Forest while 1998 reflects 51%. Since June 1, 1999 sales include all of Saskfor
   MacMillan while prior periods reflect 50%.

MacMillan Bloedel Limited 1999 Second Quarter Report   9

--------------------------------------------------
Consolidated Financial Statements

Notes to Consolidated Financial Statements

1. To conform with general industry practice, effective January 1, 1999, the company changed the classification of certain costs previously recorded as selling, general and administrative expenses. Prior periods have been restated.

2. Effective January 1, 1999, the company has made organizational changes that impact the composition of reportable business segments. As a result, the sawmills in Ontario are now included in the Solid Wood segment with the Green Forest Lumber trading and marketing operations included in the Distribution segment. The Canadian panelboard operations are now reflected under the Panelboards segment. Previously disclosed segment information has been restated.

3. The company acquired the remaining 50% of the Saskfor MacMillan Limited Partnership for $80 million during the second quarter bringing the ownership to 100%. The Saskfor assets include an OSB mill, a plywood plant and a sawmill.

10   MacMillan Bloedel Limited 1999 Second Quarter Report

--------------------------------------------------
Shareholder Information

Stock Exchange Listings
MacMillan Bloedel Common & Class B preferred shares Series 8 and 10 are listed for trading on the Toronto, Montreal and Vancouver stock exchanges (ticker symbol MB).

In the USA, MB common shares trade on the NASDAQ National Market System (ticker symbol MMBL).


Transfer Agents and Registrars

Canada
Montreal Trust Company of Canada
(Vancouver, Calgary, Regina,
Winnipeg, Toronto, Montreal)
Contact: Shareholder Inquiries
Phone: 1-800-660-5552
Phone: (604) 661-0222
Fax: (604) 661-9480

USA
Bank of Nova Scotia Trust Company
of New York, as agent for
Montreal Trust Company of Canada
Phone: (212) 225-5422
Fax: (212) 225-5436

Shareholder Inquiries
Any shareholder inquiries regarding administrative matters may be directed to Montreal Trust Company of Canada at the 1-800 number listed above.


Dividend Reinvestment Plan
Registered MB shareholders are eligible to participate in the MB
Dividend Reinvestment Plan. For information on the Plan, please contact Montreal Trust Company of Canada at the 1-800 number listed above.


Investor Relations Information
Shareholders, financial analysts, portfolio managers and other investors seeking information about MB should contact:
Marcia Butler
Director, Corporate Finance and Investor Relations
Phone: (604) 661-8312
Fax: (604) 681-5908


Financial Information
Requests for financial publications, such as annual and quarterly reports to shareholders, should be directed to:
MacMillan Bloedel Limited
Investor Relations
925 West Georgia Street
Vancouver, British Columbia
Canada V6C 3L2
Phone: (604) 661-8310
Fax: (604) 681-5908

These documents are also available in French upon request.


Public Information
General inquiries about MB should be directed to:
MacMillan Bloedel Limited
Public Affairs
925 West Georgia Street
Vancouver, British Columbia
Canada V6C 3L2
Phone: (604) 661-8144
Fax: (604) 687-5345


Head Office
925 West Georgia Street
Vancouver, British Columbia
Canada V6C 3L2
Phone: (604) 661-8000
Fax: (604) 661-8377


Website
www.mbltd.com